Exhibit 3.192

ARTICLES OF INCORPORATION

OF

SPRINT eBUSINESS, INC.

FIRST
Name

The name of the corporation is Sprint eBusiness, Inc. (the “Corporation”).

SECOND
Registered Office

The registered office of the Corporation in the State of Kansas is located at 534 South Kansas Avenue, Suite 1108, Topeka, Kansas 66603, Shawnee County.  The name of its resident agent at such address is Corporation Service Company.

THIRD
Nature of Business

The nature of the business or purposes to be conducted by the Corporation is:

To engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

FOURTH
Stock

The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, each of such shares of common stock to have a par value of $1.00 per share, and such shares may be issued by the Corporation from time to time for such consideration as fixed from time to time by the Board of Directors.

Each stockholder of the Corporation shall be entitled to one vote for each share of stock held of record on the books of the Corporation.

FIFTH
Incorporator

The name and mailing address of the incorporator is as follows:

Name	Mailing Address
Daniel E. Doherty	2330 Shawnee Mission Parkway Westwood, Kansas 66205

SIXTH
Existence

The Corporation shall have perpetual existence.

SEVENTH
Bylaws

The Board of Directors is authorized to make, amend or repeal the Bylaws of the Corporation.  Election of directors need not be by written ballot.

EIGHTH
Limitation of Liability

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this ARTICLE EIGHTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under K.S.A. Section 17-6424 and amendments thereto or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

NINTH
Insolvency

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. Section 17-6901 and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. Section 17-6808 and amendments thereto, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders, or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

2

TENTH
Indemnification

The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Kansas General Corporation Code.

THE UNDERSIGNED, being the incorporator above named, for the purposes of forming a corporation pursuant to the Kansas General Corporation Code, has signed this instrument on the 17th day of August, 1999, and does thereby acknowledge that it is his act and deed and that the facts stated therein are true.

/s/ Daniel E. Doherty
Daniel E. Doherty

3

CERTIFICATE OF CHANGE OF ADDRESS OF RESIDENT AGENT’S OFFICE

IN COMPLIANCE WITH K.S.A.  17-6204

I John H. Pelletier, Assistant Vice President of Corporation Service Company, do hereby certify for and on behalf of said corporation that Corporation Service Company, a corporation organized and existing under and by virtue of the laws of the state of Kansas, is the resident agent of the corporations per the attached list.

I further certify that Corporation Service Company, as resident agent for the corporations named on the attached list, has maintained the registered office of each said corporation at the address of Suite 1108, 534 South Kansas Avenue, Topeka, Shawnee County, Kansas 66603, with the office of the Secretary of State.

I further certify that the new address to which such resident agent of each said corporation is hereby changed effective December 20, 1999, is 200 S.W. 30th Street, Topeka, Shawnee County, Kansas 66611, where, at said new address, such resident agent will thereafter maintain a registered office for each of the corporations per the attached list.

Dated:  December 16, 1999

/s/ John H. Pelletier
John H. Pelletier, Assistant Vice President

Attest:

/s/ Vicki Schreiber
Vicki Schreiber, Asst. Secretary

4

1643477	AGENCY PREMIUM RESOURCE, INC.
1658947	ALBERT EINSTEIN (1879-1955) INTERNATIONAL ACADEMY FOUNDATION
2708261	ALLEN PARK TWO, INC.
2322428	ALLEN PARK, INC.
2646172	ANTHEM ENTERPRISES INC.
2797330	AVALON HOME HEALTH, INC.
2765766	BELL & ASSOCIATES, INC.
2032159	BELOIT NEWSPAPERS, INCORPORATED
2578805	BRIGADE GUN LEATHER, INC.
2590479	BRISTOL KANSAS BEVERAGE COMPANY
1589738	C. I. NASHVILLE, INC.
2508588	CAJUN1 GRILL OF GREAT PLAINS, INC.
2779106	CARRABBA'S MIDWEST, INC.
2784890	CASH FLOW SYSTEMS INC.
635805	CEC ENTERTAINMENT, INC.
2762920	CLEARDATA CONSULTING, INC.
852319	A CLUBHOUSE INNS OF AMERICA, INC.
2504660	COLLEGIATE GOLF CLUB OF KANSAS, INC.
2134534	COLLISION INDUSTRY ALLIANCE, INC.
2718260	COLONIAL GARDENS WATER, INC.
2226793	COMMUNITY HOSPICE OF KANSAS, INC.
2005064	COMPUTER PROFESSIONAL RESOURCES, INC.
2420602	CONSOLIDATED BEARINGS COMPANY OF KANSAS, INC.
2560357	CORDES KEYNOTES AND SEMINARS, INC.
2786689	CYNO21 INC.
2807733	DAWSON SALES INC.
2351435	DBIG CO. INC.
953232	DEB OF KANSAS, INC.
1842400	DELTA PETROLEUM INC.
2297505	DOUBLE B RANCH, INC.
2728319	E&H MANAGEMENT GROUP, INC.
271817	EARL SCHEIB OF KANSAS, INC.
2710028	EASTBOROUGH, INC.
179697	EL CAUDILLO, INC.
2770709	EMPLOYMENT SERVICES, INC.
2369130	FAIRFOX FARM CORPORATION
779074	FIRST INTERSTATE BANCORPORATION, INC.
1804756	FIRSTCARE, INC.
155648	FORT HAYS RESTAURANT, INC.
2743979	GALIOS SYSTEMS, INC.
2329621	GH-WICHITA, INC.
647404	GM RESTAURANTS OF KANSAS, INC.
2610145	HEURISTIC SERVICES INC.
2718278	HME COMMUNICATIONS, INC.
2527018	HOPE WORLDWIDE-HEARTLAND, INC.

2161750	HOPKINS MANUFACTURING CORPORATION
2541951	HPB CORPORATION
2531606	HUTCHINSON MALL FOOTACTION, INC.
2756088	INKWELL DESIGNS, INC.
2768943	INTERNATIONAL ATONEMENT SERVICES, INC.
2526291	INTERNATIONAL CLAIMS ADMINISTRATORS, INC
2411577	IROQUOIS OF KANSAS, INC.
2800209	JTW VENDING, INC.
2679918	KAMEN SUPPLY COMPANY, INC.
2778876	KANSAS BEVERAGE COMPANY
2548725	KANSAS GAS MARKETING COMPANY
2457554	KANSAS GAS SERVICE COMPANY
2521730	KANSAS HEALTHCARE MANAGEMENT COMPANY, INC.
2526978	KANSAS SPEEDWAY CORPORATION
2784643	KANSAS SPEEDWAY DEVELOPMENT CORP.
2800647	KC CONSULTANTS, INC.
2646131	KCRW, INC.
150862	KENWOOD VIEW NURSING HOME, INC.
66522	KINDER MORGAN, INC.
27064302	L.A.F. INC.
1680057	LAWRENCE MEDICAL EQUIPMENT, INC.
2181410	LD CORPORATION
2734440	LENEXA KS. LINENS 'N THINGS, INC.
1634526	LIBERTY OIL COMPANY
2677789	LIONSGATE GOLF CLUB, INC.
2537405	LITTLE APPLE ENTERPRISES, INC.
2784288	LONE STAR NATIONAL INSURANCE COMPANY
2784270	LUMBERMENS NATIONAL INSURANCE COMPANY
2781706	M.O. HOUSING CORPORATION
1801976	MANAGED GROUP UNDERWRITING, INC.
2424141	MARKET CENTER GATHERING, INC.
1660810	MARQUIS GIUSEPPE SCICLUNA (1855-1907) INTERNATIONAL UNIVERSITY
2790673	MAZUROSKI INC.
2648517	MELDISCO K-M 13110 W. 62ND TERR., KS., INC.
2648509	MELDISCO K-M 4301 STATE AVE., KS., INC.
364265	MELVIN DEVELOPMENT COMPANY, INC.
2532224	METROPOLITAN MORTGAGE CORPORATION
2204998	MID CONTINENT MARKET CENTER, INC.
2393577	MILLER BUILDING SYSTEMS OF KANSAS, INC.
2717304	MO HOLDING CORP.
80739	MOLINE MANAGEMENT, INC.
146092	MOLINE RESTAURANT, INC.
1630433	NATIONAL MANUFACTURING, INC.
932277	NEONATOLOGY SERVICES, INC.
111294	NEW COLEMAN HOLDINGS INC.

2410769	NOTARY BONDING CORPORATION OF KANSAS, INC.
2742336	NSPA ACQUISITION COMPANY, INC.
2056588	OLD API, INC.
155614	OMAHA RESTAURANT, INC.
2645380	ONEOK FINANCING COMPANY
2643005	ORION MANAGEMENT GROUP, INC.
2112852	PAYLESS SHOESOURCE DISTRIBUTION, INC.
2112589	PAYLESS SHOESOURCE MERCHANDISING, INC.
2078988	PAYLESS SHOESOURCE WORLDWIDE, INC.
2649218	PCS MANAGEMENT COMPANY
2704138	PEDERSEN PRODUCTIONS INC.
2123388	PITTSBURG C. I., INC.
2485811	PSS CANADA, INC.
2780302	PYFEN, INC.
2395986	RADIO 2000, KS, INC.
155606	ROSE ROOM, INC.
747741	SALINA WASTE SYSTEMS, INC.
2036580	SCHADEGG FAMILY INVESTMENTS CORPORATION
2661908	SEDONA AREA CITIZENS, INC.
2658946	SENIOR HEALTH CARE OF KANSAS, INC
2377257	SPACEMAKERS, INC.
2610111	SPC MANAGEMENT CORP. XVI
2549400	SPRINT CREDIT GENERAL, INC.
2549418	SPRINT CREDIT LIMITED, INC.
2770790	SPRINT EBUSINESS, INC.
2502482	SPRINT PARANET, INC.
2688265	SPRINT SERVICES, INC.
2285146	STR MANAGEMENT CORP. OF KANSAS
2765758	TANGO VICTOR AVIATION, INC.
2707032	TAYLO, INC.
36061	TEREX-RO CORPORATION
2572964	THE BABCO CORPORATION
511352	TILDEN CORPORATION
2608453	TOPEKA/MANER CATERING CO., INC.
2472744	TREEHOUSE ENTERPRISES INC.
2659043	TRU-CIRCLE MERGING CORP.
1557073	UNITED TELESERVICES, INC.
2157071	UNIVERSAL UNDERWRITERS ACCEPTANCE CORPORATION
1794122	WESTVIEW MANOR HEALTHCARE ASSOCIATES, INC.
2169217	WICHITA MEDICAL CARE, INC.
1767292	WILLOWBEND DEVELOPMENT CORPORATION OF WICHITA
2426898	Y ROK INC
2387959	YOUTH ENTREPRENEURS OF KANSAS, INC.

RGO 53‑	KANSAS SECRETARY OF STATE

Change of Resident Agent Name and/or

Registered Office Address by

Resident Agent

CONTACT:  Kansas Office of the Secretary of State

Memorial Hall, 1st Floor
120 S.W. 10th Avenue
Topeka, KS 66612-1594
(785) 296-4564
kssos@sos.ks.gov
www.sos.ks.gov

1.
I, Corporation Service Company, the resident agent for the entity(ies) listed below, do hereby certify that I have changed my name and/or the registered office address in the state of Kansas for the following business entity(ies):

2.	Business entity ID number:	See attached list.
This is not the Federal Employer ID Number (FEIN)

3.	Business entity name:	See attached list.
Name must match the name on record with the Secretary of State.

4.	State/Country of organization:	See attached list.

5.	Current resident agent name and registered office address:	Corporation Service
Company, 200 S.W. 30th Street, Topeka, Kansas 66611
Address must be a street address. A P.O. box is unacceptable.

6.	New resident agent name and registered office address:	Corporation Service
Company, 2900 SW Wanamaker Drive, Suite 204, Topeka, Kansas 66614
Address must be a street address. A P.O. box is unacceptable.

7.	Effective date:	☐ Upon filing

		☒ Future effective date	July 13, 2012

8.	I declare under penalty or perjury under the laws of the state of Kansas that the foregoing is true and correct and that I have remitted the required fee.

Corporation Service Company

/s/ John H. Pelletier	July 6, 2012
Signature of resident agent	Date (month, day, year)

John H. Pelletier, Assistant Vice President
Name of signer (printed or typed)